[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

Exhibit 10.1

Amendment No. 1 to the Collaboration and Supply Agreement

by and between

Eiger BioPharmaceuticals, Inc. and The Progeria Research Foundation, Inc.

This Amendment No. 1 (“Amendment”) is effective as of June 15, 2020 (the “Amendment Effective Date”) by and between Eiger BioPharmaceuticals, Inc., a Delaware corporation currently located at 2155 Park Boulevard, Palo Alto, CA 94306 (“Eiger”), and The Progeria Research Foundation, Inc., a 501(c)(3) not-for-profit organization currently located at 200 Lake St., Peabody MA 01960 (“PRF”) and amends the Collaboration and Supply Agreement, dated May 15, 2018, by and between Eiger and PRF (“Agreement”).  Certain capitalized terms used herein but not expressly defined in this Amendment will have the meanings given in the Agreement.

BACKGROUND

A.Pursuant to the Agreement, if a Progeria PRV is awarded to Eiger, Eiger and PRF shall share the proceeds of any PRV Sale equally, as the term “proceeds” is defined in the Agreement; and

B.Eiger and PRF mutually desire to amend such definition of “proceeds” in the Agreement as set forth in this Amendment.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Eiger and PRF hereby agree as follows:

AGREEMENT

1.Amendment to Definition of “Proceeds”.  Eiger and PRF agree that the last sentence of Section 6(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

For clarity, as used in this Section 6(b), “proceeds” means the gross amounts received by Eiger with respect to any PRV Sale, less [ * ].

2.Effect of Amendment.  Except as specifically set forth in this Amendment, all terms and conditions of the Agreement remain in full force and effect and are not amended or modified by this Amendment.  This Amendment is hereby incorporated into and deemed part of the Agreement as of the Amendment Effective Date.  On and after the Amendment Effective Date, any reference to the Agreement includes the terms and conditions of this Amendment.  In the event of any conflict, ambiguity or inconsistency between any of the terms or conditions of this Amendment and the Agreement, the terms and conditions of this Amendment will control.

3.Counterparts.  This Amendment may be executed in counterparts (including by facsimile or electronic transmission), each of which shall be deemed to be an original copy of this Amendment and all of which taken together shall be regarded as one and the same instrument.

[Remainder of page left blank; signature page follows]

In Witness Whereof, the Parties have executed this Amendment in duplicate originals by their respective authorized officers as of the Amendment Effective Date.

Eiger BioPharmaceuticals, Inc.		The Progeria Research Foundation, Inc.
By:	/s/ Sri Ryali	By:	/s/ Audrey Gordon
Name:	Sri Ryali	Name:	Audrey Gordon
Title:	CFO	Title:	President, Executive Director

Signature Page to Amendment No. 1